SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement        [ ] Confidential, for use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material pursuant to Rule 14a-12

                               IBL Bancorp, Inc.
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                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
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         (2)     Aggregate number of securities to which transaction applies:
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         (3)     Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11(c):..............
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         (4)     Proposed maximum aggregate value of transaction:.............
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         (5)     Total fee paid:..............................................
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[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount previously paid:......................................
         (2)     Form, Schedule or Registration Statement No.:................
         (3)     Filing Party:................................................
         (4)     Date Filed:..................................................

FOR IMMEDIATE RELEASE           CONTACT:   Rodger D. Shay
After 4 p.m. EST                           President and CEO
Wednesday, June 19, 2002                   Shay Investment Services, Inc.
                                           (305) 379-6950

                                           G. Lloyd Bouchereau, Jr.
                                           President and CEO
                                           IBL Bancorp, Inc.
                                           (225) 687-6337


               SHAY INVESTMENT SERVICES, INC. ANNOUNCES
                AGREEMENT TO ACQUIRE IBL BANCORP, INC.

     Shay Investment Services, Inc. ("Shay") has signed a definitive agreement to acquire IBL Bancorp, Inc. (OTC Bulletin Board: IBLB), parent company of Iberville Building and Loan Association, a Louisiana stock savings association (the "Association") in Plaquemine, Louisiana. Under terms of the agreement, each share of IBL Bancorp common stock will be exchanged for the right to receive $24.00 in cash. Each option share of IBL Bancorp will be converted into the right to receive cash equal to the merger consideration minus the per share exercise price.

     Shay is a Florida corporation and the private holding company for various subsidiaries. Shay Financial Services, Inc. is a NASD-registered broker/dealer, which is part of a highly specialized fixed-income boutique, structured exclusively to address the investment, loan and deposit needs of banks, thrifts and credit unions. Shay Assets Management, Inc. is an investment advisor for various investment companies and also provides advisory services to, among others, banks, insurance companies and public and private pension funds. First Financial Trust Company ("First Financial") is a Texas trust company which provides custodial services.

     As part of the acquisition, the Association will convert to a federal stock savings bank and will become a wholly owned subsidiary of Shay. In addition, Shay will transfer the stock of First Financial to the Association, and First Financial will thereafter function as an operating subsidiary of the Association. IBL Bancorp will be dissolved as part of the acquisition.

     "This transaction gives us an exciting ability to serve our communities even better through new products and services," said G. Lloyd Bouchereau, Jr.,
President and CEO of IBL Bancorp, Inc.   "In addition, we are pleased that we
were able to obtain a fair price for all of our shareholders," stated Mr. Bouchereau.

     "Iberville Building and Loan Association will continue to be a community oriented institution. The Association will operate at the same location and with the same emphasis on customer service," stated Rodger D. Shay, President and CEO of Shay Investment Services, Inc. Mr. Bouchereau will continue to serve as President of the Association following the acquisition pursuant to an employment agreement with an initial expiration date of December 31, 2005.
The

current directors of the Association will continue to serve as directors of the Association after the acquisition, together with two new directors to be appointed by Shay.

     The agreement is subject to approval by the shareholders of IBL Bancorp, with that vote expected to be held in the third quarter of 2002. Completion of the acquisition is also subject to the receipt of various regulatory approvals, and the transaction is expected to be completed in the fourth quarter of 2002.

     As of April 30, 2002, Shay had assets of $66.5 million and total stockholders' equity of $13.0 million. As of March 31, 2002, IBL Bancorp had assets of $31.1 million, deposits of $25.7 million, and total stockholders' equity of $4.2 million.

FORWARD LOOKING STATEMENTS

     When used in this press release or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words "will", "expect", "continue", "anticipate", "estimate", "project", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Shay and IBL Bancorp wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and to advise readers that various factors including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors could cause actual results to differ materially from those anticipated or projected.

     The parties do not undertake, and specifically disclaim, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

     IBL Bancorp will be filing the proxy statement and other relevant documents concerning the acquisition with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC will be available free of charge from the Secretary of IBL Bancorp at 23910 Railroad Avenue, Plaquemine, Louisiana 70764, telephone (225) 687-6337. The directors and executive officers of IBL Bancorp may be deemed to be participants in the solicitation of proxies. The direct or indirect interests of such participants, by security holdings or otherwise, will be included in the proxy statement to be filed with the SEC. IBL BANCORP INVESTORS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE ACQUISITION.


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